Exhibit 99.2

COVID-19 EXPOSURE Q4 2020

FORWARD-LOOKING STATEMENTS A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the new presidential administration and the impact of tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices (including the new current expected credit loss (CECL) impairment standards, that will change how the Company estimates credit losses when implemented); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; and (xi) unexpected outcomes of existing or new litigation involving the Company. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

PPP &LRP Participation

PPP In 2020, QCRH originated 1,698 PPP loans with a total of $358MM. •As of Dec. 31, 2020, 316 of these loans, totaling $85MM were paid off. This total includes the acquisition of new, highly desired clients in our existing markets: •Number of new client loans: 309 (18% of total PPP loans) •Total of new client loans: $63MM

LOAN RELIEF The QCRH LRP offers immediate payment relief to consumer and small business loan clients. •As of Dec. 31, 2020, there were $28MM or 0.66% of total loans and leases still on deferral. •This is down from $83MM or 1.98% of total loans and leases on deferral, as of Sept. 30, 2020. Loan Relief Program Impact on NPAs: •As of Dec. 31, 2020, five loans totaling $1.3 million received deferrals and are now classified as nonperforming assets.

LOAN RELIEF A breakdown of the industries for deferrals: Industry Deferrals as of Sept. 30, 2020 Deferrals as of Dec. 31, 2020 Total Amount (in millions) % of Total Loans/Leases Total Amount (in millions) % of Total Loans/Leases % of Loans in Industry Segment All Investment Real Estate $9 0.21% $9 0.22% 0.50% Hotels $36 0.85% $6 0.14% 7.14% Retail (Including Automotive) $1 0.02% $3 0.07% 1.41% Arts, Entertainment and Recreation $3 0.07% $2 0.05% 7.41% Consumer $2 0.05% $1 0.02% 0.39% Media and Telecommunications $13 0.31% $0 0.00% 0.00% Health Care and Social Assistance $2 0.05% $0 0.00% 0.00% All Other $1 0.02% $0 0.00% N/A Construction $0 0.00% $0 0.00% 0.00% Other Services $1 0.02% $0 0.00% 0.00% Restaurants (Limited & Full Service) $1 0.02% $0 0.00% 0.00% Manufacturing $0 0.00% $0 0.00% 0.00% Management of Companies and Enterprises $0 0.00% $0 0.00% 0.00% m2 Equipment Finance LLC. $14 0.33% $7 0.16% N/A TOTAL $83 1.95% $28 0.66% N/A

ASSET QUALITY 7 **Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

Industry Concentration Disclosures

PRIMARY The following industries were deemed higher risk in our commercial loan portfolio due to the COVID-19 pandemic. As of Dec. 31:

SECONDARY As of Dec. 31, QCRH retail exposure was $213MM, or 5.01% of total loans. Overview in Our Markets •Grocery-related sales continue to grow. •Automotive/truck sales in our markets remain strong and better than the national average, which reported an estimated 15% decline from the previous year. •Sales at bars and traditional restaurants slid as typical holiday outings were cancelled.